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                                                                   EXHIBIT 2.1.2

                          Mail to: Secretary of State    For office use only 002
                             Corporations Section
                           1560 Broadway, Suite 200
                               Denver, CO 80202            [STAMP OF SECRETARY
                                (303) 894-2251                  OF STATE]
                              Fax (303) 894-2242
MUST BE TYPED
FILING FEE: $25.00
MUST SUBMIT TWO COPIES
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                             ARTICLES OF AMENDMENT
Please include a typed              TO THE
self-addressed envelope     ARTICLES OF INCORPORATION


Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST: The name of the corporation is OURPET'S COMPANY

SECOND: The following amendment to the Articles of Incorporation was adopted on July 20, 1999, as prescribed by the Colorado Business Corporation Act, in the manner marked with an X below.

---------      No shares have been issued or Directors Elected - Action by
               Incorporators

---------      No shares have been issued but Directors Elected - Action by
               Directors

---------      Such amendment was adopted by the board of directors where shares have been issued and shareholder action was not required.

    X
---------      Such amendment was adopted by a vote of the shareholders. The number of shares voted for the amendment was sufficient for approval.
    (See Attached)

THIRD: If changing corporate name, the new name of the corporation is N/A

FOURTH: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows: N/A

If these amendments are to have a delayed effective date, please list that date:
                                      N/A
           (Not to exceed ninety (90) days from the date of filing)

                                              OURPET'S COMPANY
                                    -----------------------------------

                                    Signature /s/ Steven Tsengas
                                              --------------------------
                                        Title CHAIRMAN and CEO
                                              --------------------------
                                              STEVEN TSENGAS
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                               AMENDMENT TO THE
                         ARTICLES OF INCORPORATION OF
                               OURPET'S COMPANY

ARTICLE V -- Capital Structure -- Section 1. Authorized Capital. is deleted in
             -----------------               -------------------
its entirety and replaced by the following:

The aggregate number of shares and the amount of the total authorized capital of said Corporation shall consist of 50,000,000 shares of common stock, no par value per share, and 5,000,000 shares of non-voting preferred stock, no par value per share. The preferred stock shall either be non-convertible or convertible in accordance with the terms and conditions as the Directors may establish prior to their issuance.